REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Trustees of Barings
Global Short Duration High Yield Fund

In planning and performing our audit of the financial
statements of Barings Global Short Duration High Yield Fund
(the "Fund"), as of and for the year ended December 31, 2017, in accordance with the standards of the Public Company
Accounting Oversight Board (United States) (PCAOB), we
considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis
for designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness of the
Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls. A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A fund's internal control over financial reporting includes
those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the
assets of the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted
accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial
statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions or that
the degree of compliance with the policies or procedures
may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
fund's annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under
standards established by the PCAOB. However, we noted no
deficiencies in the Fund's internal control over financial
reporting and its operation, including controls for
safeguarding securities, that we consider to be a material
weakness, as defined above, as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Fund and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified
parties.

/s/ DELOITTE & TOUCHE LLP

New York, NY

February 28, 2018